Exhibit 4.1

EXECUTION VERSION

TWELFTH AMENDMENT TO CREDIT AGREEMENT

This Twelfth Amendment to Credit Agreement (this “Amendment”) is entered into as of June 15, 2023, by and among SILVERCREST ASSET MANAGEMENT GROUP LLC, a Delaware limited liability company (“Silvercrest”), SILVERCREST INVESTORS LLC, a Delaware limited liability company (“Silvercrest Investors”), SILVERCREST INVESTORS II LLC, a Delaware limited liability company (“Silvercrest Investors II”), SILVERCREST FINANCIAL SERVICES, INC., a New York corporation (“Silvercrest Financial”, and together with Silvercrest, Silvercrest Investors, and Silvercrest Investors II, each, a “Borrower”, and collectively, “Borrowers”), and CITY NATIONAL BANK, a national banking association (“Lender”).

RECITALS

A. Borrowers and Lender are parties to that certain Credit Agreement, dated as of June 24, 2013 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”).

B. As of the date hereof, the aggregate principal amount of all Revolving Loans outstanding under the Credit Agreement is $0, the amount of Letter of Credit Usage is $585,667 and the aggregate principal amount of all Term Loans outstanding under the Credit Agreement is $4,500,000.

C. Borrowers have requested that the Credit Agreement be amended, and Lender is willing to agree to such amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.
2.
Amendment to Credit Agreement. The term “Revolving Credit Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

““Revolving Credit Maturity Date” means the earlier of (a) June 18, 2024 and (b) such earlier date on which the Obligations shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.”

3.
Costs and Expenses. Borrowers shall pay to Lender the costs and expenses incurred by Lender in connection with this Amendment, including but not limited to, attorney’s fees and costs.
4.
Amendment Fee. In consideration of the agreements set forth herein, Borrowers shall pay to Lender an amendment fee in the amount of $15,000 (the “Amendment Fee”),

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which fee is non-refundable when paid and is fully-earned as of the date of this Amendment. The Amendment Fee shall be paid in full on the date of this Amendment.
5.
Conditions Precedent. This Amendment shall become effective upon the fulfillment of all of the following conditions to Lender’s satisfaction (such date, the “Amendment Effective Date”):
(a)
Lender shall have received this Amendment duly executed by Borrowers.
(b)
Lender shall have received an Acknowledgment and Agreement of Guarantor and Obligor set forth at the end of this Amendment duly executed by the Person set forth in the signature page thereof.
(c)
Lender shall have received the Amendment Fee.
(d)
The representations and warranties set forth herein shall be true and correct in all material respects.
(e)
All other documents and legal matters reasonably required in connection with this Amendment shall be reasonably satisfactory in form and substance to Lender and its counsel.
6.
Reference to and Effect on the Loan Documents.
(a)
Upon the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.
(b)
The Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each Borrower to Lender without defense, offset, claim or contribution, except as enforcement may be affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) the limitation of certain remedies by certain equitable principles of general applicability.
(c)
The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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7.
Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in each Loan Document to which it is a party, in each case as amended hereby, effective as of the Amendment Effective Date.
8.
Representations and Warranties. Each Borrower represents and warrants as follows:
(a)
Requisite Power and Authorization. Each Borrower has all requisite power to execute and deliver this Amendment. The execution, delivery, and performance by each Borrower of this Amendment have been duly authorized by each Borrower and all necessary action in respect thereof has been taken, and the execution, delivery, and performance thereof do not require any consent or approval of any other Person that has not been obtained.
(b)
Binding Agreement. This Amendment, when executed and delivered by Borrowers, will constitute, the legal, valid, and binding obligations of Borrowers, enforceable against Borrowers in accordance with its terms, except as the enforceability hereof may be affected by: (a) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, and (b) the limitation of certain remedies by certain equitable principles of general applicability.
(c)
Representations and Warranties. Immediately after giving effect to the terms of this Amendment, the representations and warranties contained in the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty already qualified by materiality in the text thereof) on and as of the date of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty already qualified by materiality in the text thereof) as of such earlier date.
(d)
No Default. Immediately after giving effect to the terms of this Amendment, no event has occurred and is continuing that constitutes an Unmatured Event of Default or Event of Default.
9.
Counterparts. This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Lender reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such

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counterparts shall, together, constitute only one instrument. Delivery of an executed electronic counterpart of a signature page to this Amendment will be as effective as delivery of a manually executed counterpart of this Amendment.
10.
Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN, AND SHALL BE SUBJECT TO THE DISPUTE RESOLUTION PROVISIONS OF, THE CREDIT AGREEMENT.

[Signatures follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BORROWERS:

SILVERCREST ASSET MANAGEMENT GROUP LLC,
a Delaware limited liability company

SILVERCREST INVESTORS LLC,
a Delaware limited liability company

SILVERCREST INVESTORS II LLC,
a Delaware limited liability company

By: SILVERCREST L.P.,
a Delaware limited partnership,
its Managing Member

By: SILVERCREST ASSET
MANAGEMENT GROUP INC.,
a Delaware corporation,
its General Partner

By: /s/ Scott A. Gerard

Name: Scott Gerard

Title: Chief Financial Officer

SILVERCREST FINANCIAL SERVICES, INC., a New York corporation

By: /s/ Scott A. Gerard
Name: Scott Gerard
Title: Chief Financial Officer

[Twelfth Amendment to Credit Agreement]

/	LENDER: CITY NATIONAL BANK By:/s/ Jennifer Velez Name: Jennifer Velez Title: Senior Vice President

[Twelfth Amendment to Credit Agreement]

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR
AND OBLIGOR

The undersigned, being a Guarantor pursuant to a General Continuing Guaranty, dated as of June 24, 2013 (the “Guaranty”), executed by the undersigned in favor of City National Bank (“Lender”), and an Obligor pursuant to an Intercompany Subordination Agreement, dated as of June 24, 2013 (the “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution, delivery and performance thereof; (iii) reaffirms all obligations to Lender pursuant to the terms of the Guaranty and Subordination Agreement; and (iv) acknowledges that Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under the Guaranty or Subordination Agreement.

SILVERCREST L.P.,

a Delaware limited partnership

By: SILVERCREST ASSET MANAGEMENT
GROUP INC.,
a Delaware corporation,
its General Partner

By: /s/ Scott A. Gerard

Name: Scott Gerard

Title: Chief Financial Officer

[Twelfth Amendment to Credit Agreement]